Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BYRNA TECHNOLOGIES INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIRST DAY OF MARCH, A.D. 2005, AT 8:25 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2005, AT 8 O`CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE NINTH DAY OF APRIL, A.D. 2007, AT 11 O`CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE TWENTY-FIRST DAY OF MAY, A.D. 2009, AT 12:41 O`CLOCK P.M.

CERTIFICATE OF REVIVAL, FILED THE THIRTY-FIRST DAY OF MARCH, A.D. 2011, AT 3:44 O`CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2011, AT 2:22 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3933415 8100H
SR# 20210110493

Authentication: 202286570
Date: 01-14-21

CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF MARCH, A.D. 2013, AT 11:44 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF OCTOBER, A.D. 2017, AT 2:41 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIRST DAY OF MARCH, A.D. 2019, AT 11:37 O`CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF JANUARY, A.D. 2020, AT 11:21 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "SECURITY DEVICES INTERNATIONAL INC." TO "BYRNA TECHNOLOGIES INC.", FILED THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 2020, AT 12:45 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FOURTH DAY OF MARCH, A.D. 2020 AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE NINTH DAY OF APRIL, A.D. 2020, AT 11:31 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3933415 8100H
SR# 20210110493

Authentication: 202286570
Date: 01-14-21

Delaware

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "BYRNA TECHNOLOGIES INC.".

Jeffrey W. Bullock, Secretary of State

3933415 8100H
SR# 20210110493

Authentication: 202286570
Date: 01-14-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:27 PM 03/01/2005
FILED 08:25 PM 03/01/2005
SRV 050176239 - 3933415 FILE

CERTIFICATE OF INCORPORATION

OF

Security Devices International Inc.

*****

1. The name of the corporation is: Security Devices International Inc.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United State of America, or by any foreign government, or by any state, territory, province, municipality or

other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4. The total number of shares of stock which the corporation shall have authority to issue is: 10, 000 common shares and the par value of each of such shares is: .01

5. The name and mailing address of each incorporator is as follow:

NAME	MAILING ADDRESS
Sheldon Kales	464 Old Orchard Grove Toronto Ontario Canada M5M 2G4

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Sheldon Kales	464 Old Orchard Grove Toronto Ontario Canada M5M 2G4

---

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting,

whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide.

Meetings of stockholders may be held within or without the State of

Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and /or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of

creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of MARCH 1, 2005.

[signature]

Sheldon Kales, incorporator

200 042

HART & TRINEN, L.L.P.
ATTORNEYS AT LAW
1624 WASHINGTON STREET
DENVER, COLORADO 80203
(303) 839-0061

WILLIAM T. HART, P.C.
DONALD T. TRINEN

EMAIL HARTTRINEN@AOL.COM
FACSIMILE (303) 839-5414

October 25, 2005

9045784

Secretary of State
Division of Corporations
401 Federal St.
Suite 4
Dover, DE 19901

3933415

Re: Security Devices International, Inc.
Certificate of Amendment to Certificate of Incorporation

Enclosed please find two copies of the Certificate of Amendment to the Certificate of Incorporation of Security Devices International, Inc. Please return a filed copy of the Amendment to our office. We also enclose a check in the amount of $138 for filing and county recording fees.

If additional funds are needed to complete the filing of the enclosed document, please contact the undersigned at your earliest convenience.

Thank you for your time and cooperation in this regard.

Very truly yours,

HART & TRINEN, L.L.P.

By
William T. Hart

WTH:tg

SECURITY DEVICES INTERNATIONAL INC.
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the only Director of Security Devices International Inc. a resolution was duly adopted March 2, 2005 setting forth a proposed amendment of the Certificate of Incorporation of said corporation and declaring said amendment to be advisable.

The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended, said Article shall be and read as follows:

4.A. The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

B. No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges.

C. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

D. The preferred shares may be issued in one or more series. The designations, powers, rights, preferences, qualifications, restrictions and limitations of each series of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the Delaware Corporation Law.

E. Cumulative voting shall not be allowed in elections of directors or for any purpose.

F. No holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

SECOND: As of March 2, 2005 this Corporation had not received any payment for any of its stock.

THIRD: As of March 2, 2005 this Corporation had only one Director.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of Delaware.

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 12/23/2005
FILED 08:00 AM 12/23/2005
SRV 051057224 - 3933415 FILE

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of March, 2005.

By: ______________________
Authorized Officer

Title: Director

Name: Sheldon Kales

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 04/09/2007
FILED 11:00 AM 04/09/2007
SRV 070414338 - 3933415 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER
OF
SECURITY DEVICES INTERNATIONAL, INC.

This corporation, organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is **Security Devices International, Inc.**

2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange St., Wilmington, Delaware 19801, County of New Castle. The agent's name is the Corporation Trust Company.

3. The date of filing of the original Certificate of Incorporation in Delaware was March 1, 2005.

4. The date when restoration, renewal, and revival of the charter of this Company is to commence is the 28th day of February, 2007, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, 2007, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Sheldon Kales the last acting authorized officer hereunto set his/her hand to this certificate this 5th day of April, 2007.

By: ____________________
Authorized Officer

Name: Sheldon Kales

Title: President

SDI Delaware Cert. for Renewal and Revival of Charter 4-4-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:41 PM 05/21/2009
FILED 12:41 PM 05/21/2009
SRV 090510315 - 3933415 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

Security Devices International Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is Security Devices International Inc.

2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, Zip Code 19801, County of New Castle. The name and address of its registered agent is:

   The Corporation Trust Company
   1209 Orange Street
   Wilmington, DE 19801

3. The date of filing of the original Certificate of Incorporation in Delaware was March 1, 2005.

4. The date when restoration, renewal, and revival of the charter of this Corporation is to commence is the 28th day of February, 2009, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this Corporation is to be perpetual.

5. This Corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, 2009, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the Corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Sheldon Kales the last and acting authorized officer hereunto set his hand to this certificate this 15th day of May, 2009.

By: ______________________
Authorized Officer

Name: Sheldon Kales

Title: President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:44 PM 03/31/2011
FILED 03:44 PM 03/31/2011
SRV 110368725 - 3933415 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

Security Devices International Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is Security Devices International Inc.

2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, Zip Code 19801, County of New Castle. The name and address of its registered agent is:

   The Corporation Trust Company
   1209 Orange Street
   Wilmington, DE 19801

3. The date of filing of the original Certificate of Incorporation in Delaware was March 1, 2005.

4. The date when restoration, renewal, and revival of the charter of this Corporation is to commence is the 28th day of February, 2011 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this Corporation is to be perpetual.

5. This Corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, 2011, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the Corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Gregory Sullivan the last and acting authorized officer hereunto set his hand to this certificate this 22nd day of March, 2011.

By: ______________________
Authorized Officer

Name: Gregory Sullivan

Title: President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:24 PM 11/22/2011
FILED 02:22 PM 11/22/2011
SRV 111222148 - 3933415 FILE

CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of SECURITY DEVICES INTERNATIONAL INC., a Delaware corporation, on this 22 day of Nov, 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 800 Delaware Avenue, City of Wilmington, New Castle County 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is Delaware Corporations LLC.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 22 day of Nov. 2011.

By: [signature]
Greg Sullivan, CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:46 AM 03/20/2013
FILED 11:44 AM 03/20/2013
SRV 130335928 - 3933415 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SECURITY DEVICES INTERNATIONAL INC.

Pursuant to Section 242 of the
Delaware General Corporation Law

THE UNDERSIGNED, the Secretary of SECURITY DEVICES INTERNATIONAL INC. (the "Corporation"), a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The Certificate of Incorporation of this Corporation is amended by changing the paragraph, "4.A." to read as follows:

4.A The authorized capital stock of the Corporation shall consist of 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value

2. This amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the unanimous written consent of the Board of Directors and by the majority vote at a duly called and held meeting of the Shareholders of the Corporation.

IN WITNESS WHEREOF, I have hereunto signed this certificate of amendment of certificate of incorporation of SECURITY DEVICES INTERNATIONAL INC. this 15th day of March, 2013.

Boaz Dor, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:41 PM 10/06/2017
FILED 02:41 PM 10/06/2017
SR 20176514258 - File Number 3933415

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
SECURITY DEVICES INTERNATIONAL INC.

THE UNDERSIGNED Chief Executive Officer of SECURITY DEVICES INTERNATIONAL INC., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1. The certificate of incorporation of the Corporation is hereby amended by changing the paragraph "4.A" to read as follows:

"4.A The authorized capital stock of the Corporation shall consist of 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value".

2. This amendment was duly adopted by the board of directors in accordance with Section 242 of the Delaware General Corporation Law and approved by the written consent of the holders of a majority of the outstanding shares of the common stock of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, I have hereunto signed this certificate of amendment of the certificate of incorporation of the SECURITY DEVICES INTERNATIONAL INC., this 6th day of October, 2017.

Dean Thrasher, Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:37 AM 03/21/2019
FILED 11:37 AM 03/21/2019
SR 20192161369 - File Number 3933415

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
SECURITY DEVICES INTERNATIONAL INC.

THE UNDERSIGNED Chief Executive Officer of SECURITY DEVICES INTERNATIONAL INC., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1. The certificate of incorporation of the Corporation is hereby amended by changing the paragraph "4.A" to read as follows:

"4.A The authorized capital stock of the Corporation shall consist of 300,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value."

2. This amendment was duly adopted by the board of directors in accordance with Section 242 of the Delaware General Corporation Law and approved by the written consent of the holders of a majority of the outstanding shares of the common stock of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, I have hereunto signed this certificate of amendment of the certificate of incorporation of the SECURITY DEVICES INTERNATIONAL INC., this 21st day of March, 2019.

Bryan S. Ganz, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:21 AM 01/14/2020
FILED 11:21 AM 01/14/2020
SR 20200261986 - File Number 3933415

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is SECURITY DEVICES INTERNATIONAL INC..

2. The Registered Office of the corporation in the State of Delaware is changed to 800 NORTH STATE STREET, SUITE 402 (street), in the City of DOVER, County of KENT Zip Code 19901. The name of the Registered Agent at such address upon whom process against this Corporation may be served is FIRST CORPORATE SOLUTIONS, INC..

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By: RKW
Authorized Officer

Name: Lisa Wager, Chief Legal Officer
Print or Type

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
SECURITY DEVICES INTERNATIONAL INC.

THE UNDERSIGNED Chief Executive Officer of SECURITY DEVICES INTERNATIONAL INC., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1. The certificate of incorporation of the Corporation is hereby amended by changing the paragraph "1" to read as follows:

   "1. The name of the corporation is: Byrna Technologies Inc."

2. This amendment was duly adopted by the board of directors in accordance with Section 242 of the Delaware General Corporation Law.

3. The aforesaid amendment shall be effective as of 9:00 A.M. Eastern Standard Time on March 4, 2020.

IN WITNESS WHEREOF, I have hereunto signed this certificate of amendment of the certificate of incorporation of the SECURITY DEVICES INTERNATIONAL INC., this 26th day of February, 2020.

Bryan S. Ganz, Chief Executive Officer

{00771673.DOCX.1}

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:45 PM 02/26/2020
FILED 12:45 PM 02/26/2020
SR 20201554842 - File Number 3933415

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:31 AM 04/09/2020
FILED 11:31 AM 04/09/2020
SR 20202706799 - File Number 3933415

CERTIFICATE OF DESIGNATIONS

OF

BYRNA TECHNOLOGIES INC.

SERIES A CONVERTIBLE PREFERRED STOCK

THE UNDERSIGNED, the President and Chief Executive Officer of BYRNA TECHNOLOGIES INC., a Delaware corporation (hereinafter called the "**Corporation**"), DOES HEREBY CERTIFY that the following resolution has been duly adopted by the Board of Directors of the Corporation on February 26, 2020:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "**Board of Directors**") by the provisions of Paragraph 4.A of the Certificate of Incorporation of the Corporation, as amended (the "**Certificate of Incorporation**"), and Section 151(g) of the General Corporation Law of the State of Delaware (the "**DGCL**"), the Board of Directors hereby creates and designates a series of preferred stock, par value $0.001 per share, of the Corporation and authorizes the issuance thereof, and hereby fixes the designation and amount thereof and the powers, preferences, and relative rights thereof as follows:

1. Designation; Number of Shares.

The designation of said series of the Preferred Stock shall be "Series A Convertible Preferred Stock" (the "**Series A Preferred Stock**"). The number of authorized shares of Series A Preferred Stock shall be 1,500.

2. Dividend Rights.

The holders of Series A Preferred Stock shall be entitled to receive on a semi-annual basis, as, when, and if declared by the Board of Directors, out of funds legally available therefor, dividends at an annual rate equal to 10.0% of the Original Series A Issue Price (as hereinafter defined) per share for each of the then outstanding shares of Series A Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Such dividends shall begin to accrue and shall accumulate (to the extent not otherwise declared and paid as set forth above) on each share of Series A Preferred Stock, from the date of issuance of such share of Series A Preferred Stock (the "**Original Issue Date**"), whether or not declared. So long as any accumulated dividend payments for shares of Series A Preferred Stock are outstanding, no dividends shall be paid or declared and set apart for payment upon the Junior Securities (as hereinafter defined) by the Corporation.

3. Voting Rights.

The holders of shares of Series A Preferred Stock shall have no voting rights. Notwithstanding the foregoing, at any time that there are at least 423 shares of Series A Preferred Stock outstanding, the Corporation shall not, without the affirmative vote of the holders of at least eighty percent (80%) of the total number of shares of Series A Preferred Stock then outstanding, voting together as a separate class at a meeting or consenting in writing, (i) amend, alter or repeal any provision of the Certificate of Incorporation (including this Certificate of Designations) or the Corporation's Bylaws, or take any other action, in each case so as to adversely affect the rights of the holders of Series A Preferred Stock; (ii) issue any additional shares of Series A Preferred Stock or increase the authorized number of Series A Preferred Stock; (iii) (A) issue any securities having a preference over the Series A Preferred Stock upon a

Liquidation Event (as defined below) or with respect to the right to dividends or (B) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, if the aggregate value of such securities or such indebtedness as described in (iii)(A) and (iii)(B), in the aggregate, would exceed $250,000.

4. Liquidation Rights.

(a) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary (a "**Liquidation Event**"), or any Sale of the Corporation (as hereinafter defined) the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Corporation's common stock, par value $0.001 per share ("**Common Stock**"), or any other series of the Corporation's preferred stock that is junior to the Series A Preferred Stock (collectively, the "**Junior Securities**"), an amount per share equal to $5,000 for each outstanding share of Series A Preferred Stock (the "**Original Series A Issue Price**"), plus an amount equal to all accrued but unpaid dividends thereon. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) Upon the completion of the distribution required by subparagraph (a) of this Section 4 and any other distribution that may be required with respect to any other series of preferred stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Junior Securities.

(c) For purposes of this Section 4, "**Sale of the Corporation**" means

i. a transaction or series of related transactions with one or more non-affiliates, pursuant to which such non-affiliate(s) acquires capital stock of the Corporation or the surviving entity possessing the voting power to elect a majority of the board of directors or managers or a majority of the outstanding capital stock of the Corporation or other equity interests in the surviving entity (whether by merger, consolidation, sale or transfer of the Corporation's outstanding capital stock or otherwise); or

ii. the sale, lease or other disposition (including exclusive license) of all or substantially all of the Corporation's assets or any other transaction resulting in all or substantially all of the Corporation's assets being converted into securities of any other entity or cash; provided, however, that the sale by the Corporation of capital stock for the purpose of financing its business shall not be deemed to be a Sale of the Corporation;

provided, however, that any transaction or series of related transactions described in this Section 4(c) will not constitute a Sale of the Corporation if immediately prior to such Sale of the Corporation, holders of a majority of the outstanding shares of Series A Preferred Stock shall have waived such Sale of the Corporation.

5. Conversion Rights.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the "**Conversion Rights**"):

(a) Optional. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate of the Series A Preferred Stock (determined as provided in Subsection 5(c) below) by the number of shares of Series A Preferred Stock being converted (with any fractional shares being rounded up to the nearest whole share). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted in accordance with the procedures described in Subsection 5(d) below (the "**Conversion Date**").

(b) Automatic.

i. If at any time after the eighteen (18) month anniversary of the Original Issue Date, the Common Stock has traded for more than twenty (20) consecutive Trading Days above $0.50 on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (the "**Trigger Price**"), the Corporation shall have the right to deliver a written notice to all holders of Series A Preferred Stock (an "**Automatic Conversion Notice**" and the date such notice is delivered to such holders, the "**Automatic Conversion Notice Date**") to cause each holder to convert all or part of such holder's Series A Preferred Stock (in accordance with the procedures described in the second sentence of Subsection 5(a) above and Subsection 5(d) below) pursuant to this Subsection 5(b), it being agreed that the "**Conversion Date**" for purposes of Subsection 5(b) shall be deemed to occur on the third Trading Day following the Automatic Conversion Notice Date.

ii. The Trigger Price set forth in Subsection 5(b)(i) above shall be subject to adjustment in the same manner as the Conversion Price pursuant to Subsections 5(f)(i) and 5(f)(ii) below.

iii. "**Trading Day**" means a day on which the principal Trading Market is open for trading, or if the Common Stock is not listed or quoted on any Trading Market, "Trading Day" means a "Business Day".

iv. "**Trading Market**" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets, including the Bulletin Board and Pink Sheets (or any successors to any of the foregoing).

(c) Conversion Rate. Subject to the provisions of this Section 5, the conversion rate in effect at any time with respect to a share of Series A Preferred Stock (the "**Conversion Rate**") shall be the quotient obtained by dividing the Original Series A Issue Price ($5,000), plus an amount equal to all accrued but unpaid dividends thereon, by the Conversion Price. The "**Conversion Price**" shall initially be $0.15 and shall be subject to adjustments as set forth in this Section 5.

(d) Mechanics of Conversion.

i. Optional Conversion. Before any holder of Series A Preferred Stock shall be entitled to receive certificates representing the shares of Common Stock into which shares of Series A Preferred Stock are converted in accordance with Subsection 5(a) above, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock duly endorsed at (or in the case of any lost, mislaid, stolen or destroyed certificate(s) for such shares, deliver an affidavit as to the loss of such certificate(s), in such form as the Corporation may reasonably require) the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation. Said conversion notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter and in no event later than three (3) business days after the delivery of said certificates, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder as provided in such notice, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

ii. Automatic Conversion. The shares of Series A Preferred Stock subject to an Automatic Conversion Notice shall automatically convert into shares of Common Stock in accordance with Subsection 5(b) with no further action required by the Corporation or the holder thereof (including the surrender of the certificate or certificates for such shares of Series A Preferred Stock) on the third (3rd) Trading Day following the Automatic Conversion Notice Date. Following such conversion, the certificates representing the Series A Preferred Stock shall immediately be deemed canceled and the Corporation shall issue and deliver to each such holder no later than three (3) business days after the Automatic Conversion Notice a certificate or certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock were convertible on such Automatic Conversion Notice (if the Corporation's shares are certificated). As of the date of the Automatic Conversion Notice, the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. To the extent that an Automatic Conversion Notice relates to only a portion of a holder's Series A Preferred Stock, the holder acknowledges and agrees that the Corporation shall reduce the number of shares of Series A Preferred Stock that such holder owns on the books and records of the Corporation or its transfer agent.

iii. General. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Section 5(a) or 5(b) shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. For the avoidance of doubt, accumulated and unpaid dividends on shares of Series A Preferred Stock shall not be required to be paid in cash upon conversion but will be converted into common shares in accordance with Section 5 (c) and upon such conversion any and all rights to such accumulated and unpaid dividends shall be cancelled and forfeited. All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the holder or his or its predecessors.

(e) Conversion Price Adjustments of Preferred Stock for Splits and Combinations. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

i. In the event the Corporation should at any time or from time to time after the Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or common stock equivalents without payment of any consideration by such holder for the additional shares of Common Stock or common stock equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such common stock equivalents.

ii. If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(f) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this subsection 5(g), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(g) Recapitalizations and Mergers. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, common stock dividend, combination or sale of assets transaction provided for elsewhere in this Section 5 or Section 4) or, subject to Section 4, merger in which the Corporation is not the surviving corporation (a "**Transaction**"), provision shall be made so that the holders of the Series A Preferred Stock or the other shares into which such shares are converted shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock or the other shares into which such shares are converted the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such Transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the Transaction to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(h) No Impairment. The Corporation shall not, by amendment of its Certificate of

Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(i) Certificate Regarding Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price and the Conversion Rate at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at that time would be received upon the conversion of Series A Preferred Stock.

(j) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities other than Series A Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any common stock equivalents or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right other than to vote or to receive notice of a meeting (which shall be given to the holders of Series A Preferred Stock in accordance with applicable law), the Corporation shall mail in accordance with Section 6 to each holder of Series A Preferred Stock, at least three (3) and, in any event, no more than sixty (60) days before the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or rights, and the amount and character of such dividend, distribution, or rights.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6. Notices.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to the holders of Series A Preferred Stock given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or the bylaws may be given in writing directed to the stockholder's mailing address (or by electronic transmission directed to the stockholder's electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder's address or (3) if given by electronic mail, when directed to such stockholder's electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or the giving of notice by electronic transmission is otherwise prohibited by the DGCL.

7. Waiver.

Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein, including without limitation, any notice requirements may be waived (or shortened in the case of the time period for notices) on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority in voting power of the shares of Series A Preferred Stock then outstanding.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be made under the seal of the Corporation and signed and attested by its duly authorized officer on April 8, 2020.

BYRNA TECHNOLOGIES INC.

By: ______________________________

Name: Lisa Klein Wager

Title: Chief Legal Officer and Corporate Secretary